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                                                                   EXHIBIT 10.14

                                    AMENDMENT
                                       TO
                   INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

         This Amendment, dated as of August 1, 1997 (the "Amendment"), to Indemnification and Hold Harmless Agreement dated February 27, 1996 (the "Agreement"), is entered into by and between Robert B. Staib, an individual resident of Iowa ("Staib"), and Neural Applications Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Company and Staib are parties to the Agreement. (Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.)

         WHEREAS, the Company proposes to issue up to 120 Units, subject to increase by not more than 60 additional Units (the "Units"), each consisting of $50,000 principal amount of the Company's Senior Secured Debentures (the "Debentures") and 6,553 shares of the Company's Convertible Series C Voting Preferred Stock (the "Series C Stock"), at a purchase price of $100,000 per Unit.

         WHEREAS, Staib, as a stockholder of the Company, will benefit from the issuance and sale of the Units.

         WHEREAS, the Placement Agent and the Financial Advisor to the Company in connection with the issuance and sale of the Units have requested that Staib subordinate his rights under the Agreement to certain rights of the holders of the Debentures, the Company's Convertible Series A Voting Preferred Stock (the "Series A Stock"), the Company's Convertible Series B Voting Preferred Stock (the "Series B Stock") and the Series C Stock.

         WHEREAS, Staib desires to subordinate his rights under the Agreement as requested.

         NOW THEREFORE, in consideration of the premises, the respective covenants and commitments set forth in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Staib hereby agree that the Agreement shall be amended as follows:

         SECTION 1. MODIFIED PROVISIONS. The following provisions of the Agreement shall be modified as described:

                (a) All references to the "Line of Credit" in the Agreement shall be amended to refer to the $6,000,000 line of credit with The Northern Trust Company ("Northern Trust") as issued on June 18, 1997, which line of credit



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         will automatically renew for $3,000,000 with a maturity of September
         30, 2002, conditioned upon the close of the sale of the minimum number of Units offered, as such line of credit may be amended from time to time.



                (b) Section 4 of the Agreement is hereby amended by deleting "April 1, 1997" and replacing it with "September 30, 2002."

         SECTION 2. DELETED PROVISIONS. Sections 5, 6 and 7 of the Agreement are hereby deleted.

         SECTION 3. SUBORDINATION; LIQUIDATION OF COMPANY. Staib hereby acknowledges and agrees that his rights to under the Agreement shall in all events be subordinated to the rights of the holders of the Debentures to receive payments of principal and interest on the Debentures and shall also, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, be subordinated to the rights of the holders of the Series A Stock, the Series B Stock and the Series C Stock to receive any and all amounts due to such holders under the terms of each such series of stock upon such liquidation, dissolution or winding up of the Company.

         SECTION 4. OTHER PROVISIONS. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth in the first paragraph.


                                          /S/ Robert B. Staib
                                       ---------------------------------
                                   Robert B. Staib


                                   Neural Applications Corporation


                                   By:    /S/ Robert A. Squires
                                       ---------------------------------
                                            Name:
                                                  ----------------------
                                            Title:
                                                   ---------------------




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